Exhibit 99.1

NOBLE INTERNATIONAL, LTD. RECEIVES NOTICE

OF STAFF DETERMINATION OF COMPLIANCE

TROY, Michigan – May 14, 2008 – Noble International, Ltd. (NASDAQ: NOBL) announced that today it received notice from the Nasdaq Stock Market that, as a result of the recent additions of Gerard Picard, Richard McCracken and James Thomas to Noble’s Board of Directors, Noble complies with the continued listing requirements of the Nasdaq marketplace rules. As a result, Noble is no longer subject to delisting from the Nasdaq Global Select Market for non-compliance with audit committee or independent director requirements. Noble’s Board of Directors is now composed of 7 Members, 4 of whom are independent under the NASDAQ Marketplace Rules.

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. herein are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

Andrew J. Tavi

Vice President and General Counsel

Noble International, Ltd.

(248) 519-0700